CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock High Yield Tax-Free Fund and the John Hancock Tax-Free Bond Fund (two funds contained in the John Hancock Tax-Free Bond Trust) in the John Hancock Tax-Free Income Funds Prospectus and "Independent Auditors", and "Financial Statements" in the John Hancock High Yield Tax-Free Fund Class A, Class B, and Class C Shares Statement of Additional Information and the John Hancock Tax-Free Bond Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment Number 21 to Registration Statement (Form N-1A, No. 33-32246) of our reports dated October 11, 2001 on the financial statements and financial highlights of John Hancock High Yield Tax-Free Fund and John Hancock Tax-Free Bond Fund for the year ended August 31, 2001.



                                                  /s/ERNST & YOUNG LLP
                                                  --------------------
                                                  ERNST & YOUNG LLP



Boston, Massachusetts
December 24, 2001